FIRST AMENDMENT TO THE
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
OF BWX TECHNOLOGIES, INC.
(As Amended and Restated July 1, 2015)
Instrument of Amendment
    THIS INSTRUMENT is executed by BWX Technologies, Inc. (the “Company”).
Statement of Purpose
    The Company sponsors the Supplemental Executive Retirement Plan of BWX Technologies, Inc. (the “Plan”) for the benefit of a select group of management and highly compensated employees and for non-employee Directors. The provisions of the Plan are currently set forth in an Instrument of the Company which amended and restated the Plan effective July 1, 2015 (the “2015 Restatement”). The Company, by action of its Board of Directors, has retained the right in Article VIII of the Plan to amend the Plan at any time. By this Instrument, the Company is amending the Plan to freeze participation in the Plan and provide that no additional deferrals will be credited to accounts under the Plan after any deferrals related to the 2023 calendar year plan year are credited.
    NOW, THEREFORE, the 2015 Restatement is hereby amended effective as of December 31, 2023, as follows:
1.A new sentence is hereby added to the end of Article III of the Plan to read in its entirety as follows:
“Notwithstanding anything in the Plan to the contrary, no individual may become an Eligible Employee, and no Director may begin participation in the Plan, with respect to the 2024 Plan Year or any Plan Year thereafter.”

2.A new Section 4.6 is hereby added to the Plan immediately following Section 4.5 of the Plan to read in its entirety as follows:
“4.6    No New Contributions After 2023. Notwithstanding anything in the Plan to the contrary, no election to defer Compensation shall be permitted with respect to services performed by an individual in the 2024 Plan Year or any Plan Year thereafter, and no Company Contributions shall be credited with respect to the 2024 Plan Year or any Plan Year thereafter.”

163768552v1

3.Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.
IN WITNESS WHEREOF, the Company, on behalf of all affiliates that have adopted the Plan, has caused this Instrument to be duly executed on the 9th day of November, 2023.
BWX TECHNOLOGIES, INC.

By: /s/ Robert. L. Duffy

Name: Robert L. Duffy

Title: SVP & Chief Administrative Officer

2
163768552v1